                                                                   Exhibit 4.1.3

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      MEWBOURNE ENERGY PARTNERS 00-A, L.P.

         This Amended and Restated Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 00-A, L.P. (the "Partnership") has been duly executed and filed by the undersigned general partner pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act and is an amendment and restatement of that certain Certificate of Limited Partnership dated February 14, 2000, and as previously amended by that certain Certificate of Amendment to Certificate of Limited Partnership dated October 31, 2000, as such are further amended hereby to reflect, except for Mewbourne Development Corporation, the withdrawal as general partners of each of the individuals and entities previously named as general partners of the Partnership and the conversion of the general partnership interests in the Partnership held by each of such withdrawing individuals and entities into limited partnership interests in the Partnership.

                                   ARTICLE ONE

         The name of the limited partnership is MEWBOURNE ENERGY PARTNERS 00-A, L.P.

                                   ARTICLE TWO

         The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

                                  ARTICLE THREE

         The name and address of the registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware.

                                  ARTICLE FOUR

         The name and business address of the sole general partner of the Partnership is:

                  Name                                 Business Address
                  ----                                 ----------------
         Mewbourne Development Corporation             3901 S. Broadway
                                                       Tyler, TX   75701

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership by and through a duly authorized officer thereof 30th day of August, 2001.


                                               MEWBOURNE DEVELOPMENT CORPORATION



                                               By:
                                                  ------------------------------
                                                  J. Roe Buckley, Treasurer